UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

Smart Online, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-765-5000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 23, 2009, Smart Online, Inc. (the “Company”) sold an additional convertible secured subordinated note due November 14, 2010 in the principal amount of $750,000.00 (the “New Note”) to a current noteholder upon substantially the same terms and conditions as the previously issued notes sold on November 14, 2007, August 12, 2008, November 21, 2008, January 6, 2009, February 24, 2009, April 3, 2009, June 2, 2009, July 16, 2009, August 26, 2009, September 8, 2009, October 5, 2009, October 9, 2009 and November 6, 2009 (collectively with the New Note, the “Notes”). The Company is obligated to pay interest on the New Note at an annualized rate of 8% payable in quarterly installments commencing March 23, 2010. The Company is not permitted to prepay the New Note without approval of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding.

All other terms of the New Note are as described in Item 1 and Exhibit 4.1 of the Forms 10-Q filed with the Securities and Exchange Commission on November 14, 2007 and November 12, 2008, and under Item 2.03 of the Company’s Current Reports on Forms 8-K filed on November 21, 2008 and February 25, 2009, which descriptions are incorporated herein by reference.

The Company plans to use the proceeds to meet ongoing working capital and capital spending requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.03 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.
December 30, 2009
By: /s/Thaddeus J. Shalek
Name: Thaddeus J. Shalek
Title: Interim Chief Financial Officer